Exhibit 10.12
WEB PROMOTION TECHNICAL SERVICE CONTRACT
(Summary Translation)

Party A:	CNED Hengshui Zhong Cheng Wanyuan Home Co., Ltd.
Address:	Room 1207, No. 1988, Yongxingxi Road, Hengshui
Contact:	Lin Jincheng

Party B:	SouFun Media Technology (Beijing) Co., Ltd.
Address:	Room 202, Tower 14, South District Service Building, No. 46, Zhongguancun Dajie, Haidian District, Beijing
Contact:	Mo Tianquan

I.	Content of Cooperation
     Party B is hereby commissioned to be exclusively responsible for providing web marketing services for Project “Park No.1” located in modification area of People’s Park in Hengshui, Hebei Province, P. R. China (the “Project”) including: Phase I (Building 3, 10, 11 and 13), Phase II (Building 1 and Building 2); and Phase III (Building 4, 5, 6, 7, 8, 9 and 12). The gross floor area of the Project is around 600,000 square meters.

II.	Payment of Earnest Money and Service Fee
     1. To win the exclusive marketing rights for the Project of Party A, and to indicate Party B’s sincerity in servicing Party A, Party B shall, within five (5) working days of the signing of this Contract, pay the sum of RMB fifty million (RMB50,000,000) to Party A as earnest money. Six (6) months after the receipt of the earnest money, Party A shall return the principal amount of the earnest money to Party B.
     2. The service fee collected by Party B as a result of the provision of web promotion technical service to Party A shall be in accordance with the standard fees Party B normally charges, and shall be settled quarterly. Party A shall remit the service fee of that quarter to an account designated by Party B within seven (7) working days after the end of each quarter.

III.	Term of Service
     The time period Party B shall offer its service to Party A shall begin on 23 April 2010 until the end of the Project.

IV.	Rights and Obligations of Both Parties
(1) Rights and obligations of Party A
     1. Party A shall submit to Party B, the necessary legal documents or statutory materials (including but not limited to: business license, subject qualification of the web promoter, schematic information of proof of legal ownership and other such information as well as other materials that are stipulated by laws and regulations) five (5) working days prior to the first web promotion day stipulated in this Contract.
     2. Party A shall, in accordance with the request of Party B, provide all necessary information to Party B, at least five (5) working days prior to the information promotion. Party A shall ensure that the content of all information it provides (including but not limited to written and pictorial manuscripts, icons and links, and other such information) shall be true, legal and valid, and shall not be obtained through unfair competition. At the same time, Party A shall not send out false propaganda on information as regards its product or business that would mislead another. Party A shall ensure that the information it provides enjoy intellectual property rights and other such rights, or corresponding licenses, and has not infringe on the legal rights of a third party. All dissent, claim or dispute arising from the content of the said information shall be unrelated to Party B, with all relevant legal liability to be borne independently by Party A. Should Party B assume any liability for any third party as a result of the abovementioned act of infringement by Party A, Party B has the right to claim compensation from Party A for all losses incurred.
     Information provided by Party A shall comply with the provisions of the State for mandatory and restrictive information content required by the State. Information provided by Party A that does not comply with regulations or for which Party A refuses to amend, Party B has the right to refuse or cancel or/and terminate this Contract without having to bear the liability for a breach of contract. Losses incurred by Party B as a result of the aforesaid situation shall be fully borne by Party A. However, Party B has the obligation to notify Party A promptly.
     3. Party A shall notify Party B in writing, five (5) working days in advance should the former wish to alter the format, positioning or timing of the web promotion. Both parties shall determine the alteration in web promotion content and web promotion plan, in writing. Should Party A fail to notify Party B within the stipulated time period, Party B shall have the right to refuse the alteration.
     4. Party A shall pay the consideration to Party B in accordance with the stipulated timing in this Contract, and shall promptly coordinate with Party B, in accordance with the request of Party B, in carrying out the designing and production of the information and pages so as to ensure that the information of Party A would be promptly promoted.
     5. Final confirmation of the manuscript of all information content provided by Party A shall be made by Party A, failing which Party B shall not be liable for any error present in the information content.
(2) Rights and obligations of Party B
     1. Party B shall, in accordance with the stipulations of this Contract, ensure the quality and quantity, and with the best quality and in a timely manner, complete the designing, production and promotion efforts of Party A’s information promotion pages on the internet.
     2. Party B shall not make unauthorized alteration of the information promotion content, format, positioning and timing without permission from Party A.
     3. During the period of information release, Party B shall promptly maintain, update, and prevent virus and hacker attacks, the promoted information of Party A.
     4. Party B shall have the right to investigate the information content and the presentation format. Party B may request Party A make amendments for information content and presentation format that are in conflict with laws, regulations or the style of the website. Party B has the right to delete and alter information it has requested to be published.
     5. Should Party B fail to receive objections in writing from Party A as regards the promoted information within five (5) working days after the information promotion, Party B shall be deemed to have completed the information promotion in accordance with this Contract.

V.	Duty of Confidentiality
     1. Without the permission of the other party, none of the parties may leak any of the content of the terms of this Contract, and the status of the signing and performance of this Contract to a third party (other than that required by relevant laws, regulations, government departments, securities exchanges or other regulatory institutions, as well as the legal adviser, accountant, commercial and other consultants and employees of both parties) nor shall any of the parties obtain any information of the other party and the connected companies of the other party through the signing and performance of this Contract. Otherwise, both Parties A and B have the right to request for compensation for losses from the other party and take legal action in accordance with the law.
     2. During the effective period of this Contract and upon its termination thereof, the confidentiality provision continues to have legal effect.

VI.	Special Disclaimers
     1. For the website to operate normally, Party A understands that Party B requires the halting of machinery for maintaining the website on a scheduled or ad-hoc basis. In the event that the information under this Contract is unable to be promoted on schedule as a result of the aforesaid situation, Party A may not seek liability as regards this matter. However, Party B has the obligation, on a best effort basis, to avoid interrupting the service or to restrict the duration of interruption to its minimum. At the same time, Party A has the right to request that the said duration of information promotion be extended accordingly within the time period of this Contract.

     2. Party B may make adjustments, on an ad-hoc basis, to such relevant aspects as its service content, the layout of web pages, and web page design. Should the abovementioned adjustments affect the information promotion under this Contract (including the promotion positioning and/or promotion period), Party A shall not seek legal liability, upon confirmation. Meanwhile, Party B shall, on a best effort basis, reduce the abovementioned impact to its minimum.

7.	Force Majeure
     1. “Force majeure” refers to events that both Parties concerned with this Contract are unable to reasonably control, foresee or avoid even when foreseen. Such events prevent, affect or delay either party in performing all, or part, of the obligations in accordance with this Contract. Such matters include but are not limited to government conduct, natural disasters, wars, computer viruses, hacker attacks, network obstructions, or the delay in or obstructions to the services of bandwidth or other network equipment or technical providers, or any other similar events.
     When force majeure events occur, the party in the know shall promptly and fully inform the other party in writing, and inform the other party the possible impact such matters would have on this Contract, as well as to provide relevant proof within a reasonable time period. As the abovementioned force majeure events may result in the inability to perform or a delay in the performance of part, or all, of this Contract, both parties shall mutually grant the other party the right not to assume any breach of contract liability. Both parties shall undertake settlement in accordance with the time period for which Party A actually enjoys the web promotion technology service.
     2. In the event force majeure occurs after either one of the parties has breached the Contact, liability shall not be exempted.

VIII.	Contract Alteration, Rescission and Breach of Contract
     1. Unauthorized alterations or amendments of all provisions stipulated in this Contract may not be made by either Party A or Party B. Parties A and B shall consult with one another on matters not mentioned in this Contract, or any amendments, alterations, or additions or deletions made to this Contract, and a supplementary contract formulated. The supplementary contract shall become effective once the authorized representatives of both parties have signed or affixed their seals, and shall have equal validity as this Contract.
     2. Should either one of the parties violate the obligations stipulated in this Contract, the delinquent party shall immediately cease its act of violating this Contract on the day it receives written notification from the compliant party requesting the rectification of the former’s act of violating this Contract, and shall within 30 days, compensate all resultant losses incurred by the compliant party. In the event that the delinquent party continues to violate this Contract or does not perform its obligations, the compliant party shall have the right to terminate this Contract in advance, in addition to obtaining compensation from the delinquent party for all its losses.
     3. During the period of this Contract, should Party A fail to pay Party B the consideration due after seven (7) days of overdue, Party B may, after having sent reminders and in the event that Party A continues to refuse to pay, notify Party A in writing, to terminate this Contract.
     Should Party A pay the consideration after it is due, it shall pay overdue penalty equivalent to a fifth of 1000 (5/1000 or 0.5%) of the portion overdue for each day that the payment is overdue.

IX.	Dispute Resolution
     1. Laws of the People’s Republic of China shall be applied for resolving the coming into force, the interpretation, implementation, jurisdiction and dispute of this Contract.
     2. Parties A and B may amicably discuss and consult with one another to resolve any dispute resulting from, or related to this Contract. In the event that the discussion and consultation fail, any one party has the right to file a lawsuit at the People’s Court where Party B is domiciled.

X.	Coming into Force
     1. This Contract shall come into force once the authorized representatives of both parties have signed and affixed their official seals or the special seal for this Contract.
     2. There shall be four (4) counterparts of this Contract with Parties A and B each holding two counterparts. The relevant appendices of this Contract shall form an integral part of this Contract and shall have equal legal effect as the main text of this Contract.
Party A: CNED Hengshui Zhong Cheng Wanyuan Home Co., Ltd.
Signature of authorized representative: /s/ Lin Jincheng
/Seal/ CNED Hengshui Zhong Cheng Wanyuan Home Co., Ltd.
Dated: 23 April 2010
Party B: SouFun Media Technology (Beijing) Co., Ltd.
Signature of authorized representative: /s/ Mo Tainquan
/Seal/ SouFun Media Technology (Beijing) Co., Ltd.
Dated: 23 April 2010

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